Cigma Metals Corporation Is Pleased to Announce That the Company Has Increased Its Ownership Interest in the Dostyk Limited Liability Partnership With Eureka Mining Plc in Kazakhstan From 71% to 90%

COOLUM BEACH, AUSTRALIA -- 09/27/2007 -- Cigma Metals Corporation (the "Company," "Cigma") (PINKSHEETS: CGMX) (FRANKFURT: C9K) is pleased to announce that the Company has increased its ownership interest in the Dostyk Limited Liability Partnership, (the "Partnership") with Eureka Mining Plc in Kazakhstan from 71% to 90%. The Partnership holds the exploration rights to explore 14,000 square kilometers in the Maykubensk area in the Pavodar Oblast of the Republic of Kazakhstan for precious and base metals. Cigma reached this mile stone by paying a final payment of US $1,000,000 (paid September 14, 2007) into the charter capital of the Partnership. This brings the total amount of funds contributed by the Company to the Partnership to US $2,000,000.

Under the terms of the agreement with Eureka Mining Plc, Cigma earned a 51% interest in the Partnership by paying US $300,000 (paid January 25, 2007) into the charter capital of the Partnership. In June 2007 Cigma increased its ownership in the Partnership from 51% to 71% by contributing a further US $700,000 (paid June 13, 2007) to the Partnership's charter capital. On September 14, 2007 Cigma increased its ownership interest in Partnership from 71% to 90% by contributing a further US $1,000,000 to the Partnership's charter capital.

The funds have been and will continue to be used for exploration and the calculation of tons and grade of mineralised material contained in the project area. An update of exploration results is expected in the near future.

Cigma Metals Corporation is a mineral exploration company focusing on the exploration and development of its two mineral exploration properties totaling 740 square kilometers in the Tomsk Oblast region of Siberia in Russia, and its approximately 14,000 square kilometers property located in the Dostyk region of Kazakhstan. All the project areas were selected due to their proximity to a well-developed infrastructure, known mineral occurrences and from historical records of gold and base metals production. Cigma Metals Corporation's stock trades on the following exchanges under the symbol "CGMX.PK" on the Pink Sheets LLC in the United States of America, and under the symbols "C9KA.F" on the Frankfurt Exchange.

ON BEHALF OF THE BOARD

"Lars Pearl"
Lars Pearl
President and CEO

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. These cautionary statements qualify all of the forward-looking statements made in this press release. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.

For Further information, please call:
Lars Pearl
Phone: (+61) 4111-56177
Address: 1 Edith Place, Coolum Beach, Australia. 4573
Website: www.cigmametals.com